Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Checkpoint Therapeutics, Inc.

Waltham, MA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2022, relating to the financial statements of Checkpoint Therapeutics, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

March 10, 2023